SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 7, 2005

                              WINTHROP REALTY TRUST
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

            001-06249                                    34-6513657
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     (Commission File Number)               (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts        02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
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              (Registrant's Telephone Number, Including Area Code)

                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01. Completion of Acquisition or Disposition of Assets.

      On December 8, 2005, FT-Toy LLC ("FT-Toy"), a Delaware limited liability company in which WRT Realty L.P., the Registrant's operating partnership, holds a one-third interest and is the managing member, acquired a 99% participation interest in a $60,000,000 fourth priority mezzanine loan (the "Mezzanine Loan") secured by the equity interests in the indirect owner of a property located in New York, New York commonly referred to as the Toy Building for a purchase price of $59,400,000. The purchase price was funded from $9,800,000 of capital contributions from WRT Realty and each of the joint venture partners and a $30,000,000 loan from Arbor Realty Funding LLC (the "Lender") which is described in Item 2.03 below. Pursuant to the terms of the FT-Toy operating agreement and consistent with the provisions of the Investors' Rights Agreement between the Registrant and the holders of the Series B-1 Preferred shares, WRT Realty will be entitled to an additional 20% interest in FT-Toy at such time as the joint venture partners, two Series B-1 Preferred Shareholders, receive a return of their investment amount plus a cumulative 7% per annum thereon.

      The participation interest was acquired from the Lender, an unaffiliated third party, pursuant to the terms of a Participation and Servicing Agreement (the "Participation Agreement"). Pursuant to the terms of the Participation Agreement, FT-Toy is entitled to receive a payment on account of its $59,400,000 participation interest at rate of LIBOR plus 5.6%, which interest is paid monthly. Further, FT-Toy has substantial control rights with respect to decisions to be made by the lender under the terms of the agreements governing the Mezzanine Loan and has an option to acquire the remaining 1% interest upon the occurrence of certain events. Alternatively, the Lender has the right to acquire from FT-Toy its participation upon the occurrence of certain events together with a 1% premium if such acquisition occurs prior to December 7, 2006 and a .5% premium if the acquisition occurs between December 7, 2006 and June 7, 2007 and certain other conditions are satisfied.

      After giving effect to the financing described in Item 2.03 below but prior to the promoted interest, the current yield to the Registrant is expected to be approximately 12.6%

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      On December 7, 2005, FT-Toy obtained a loan from the Lender in the original principal amount of $30,000,000. The loan bears interest at LIBOR plus 300 basis points (subject to increase based on the Lender's borrowing rates), matures on April 9, 2008, subject to a one-year extension (which is co-terminus with the Mezzanine Loan), and requires monthly payments of interest only. The loan is secured by FT-Toy's participation interest in the Mezzanine Loan.

      The loan is prepayable at any time without premium or penalty.

      In connection with the loan, the Registrant was required to provide standard non-recourse carve-out guarantees to the lenders.

ITEM 9.01 Financial Statements and Exhibits.

      (c)   Exhibits

      10.1 Participation and Servicing Agreement, dated December 8, 2005, between Arbor Realty Funding LLC (the "Lender") and FT-Toy LLC.

      10.2 Loan Agreement, dated December 7, 2005, between the Lender and FT-Toy LLC

      10.3 Promissory Note, dated December 7, 2005, between the Lender and FT-Toy LLC

      10.4 Pledge Agreement, dated December 7, 2005, from FT-Toy LLC to the Lender.

      10.5  Guaranty from Winthrop Realty Trust in favor of the Lender.

      99.1  Press Release dated December 8, 2005

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 12th day of December, 2005.

                                                    WINTHROP REALTY TRUST


                                                    By: /s/ Peter Braverman
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                                                        Peter Braverman
                                                        President